UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2007

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324
(State or other jurisdiction of incorporation or	(IRS Employer Identification No.)
organization)

821 17th Street
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2265

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 13, 2007, CoBiz Financial Inc. (the “Company”) entered into a Revolving Credit Agreement with U.S. Bank National Association (the “Bank”), effective August 2, 2007. The Bank has committed, subject to the terms and conditions set forth in the Revolving Credit Agreement and Revolving Credit Note, dated August 2, 2007, executed by the Company in favor of the Bank, to provide the Company with a revolving line of credit facility in the aggregate principal sum of up to $30,000,000 (the “Credit Facility”) for a period of one year, with any outstanding amounts due and payable on July 31, 2008. The proceeds from the Credit Facility will be used for general corporate purposes, including without limitation, for working capital, acquisitions and equity repurchases. During the period from August 2, 2007 until the date of this Current Report on Form 8-K, the Company has not borrowed any amounts under the Credit Facility.

Interest. Interest on the outstanding balance under the Credit Facility is payable, at the Company’s option, at a rate equal to: (i) 1, 2 or 3 month LIBOR plus one and fifteen hundredths percent (1.15%) per annum; or (ii) the weighted average of the rates on overnight Federal funds transactions, with members of the Federal Reserve System only, arranged by Federal funds brokers plus one and fifteen hundredths percent (1.15%) per annum.

Optional Prepayments. The Company may make optional prepayments on any loan bearing interest at the Federal Funds Rate without premium or penalty. The Company may prepay any LIBOR based loan prior to the applicable interim maturity date (1, 2 or 3 months) upon payment of an interest differential as defined in the Revolving Credit Agreement.

Security for the Credit Facility. The Company’s obligations under the Credit Facility are not secured.

Representations and Warranties; Covenants; Events of Default. The terms of the Credit Facility include customary representations and warranties, customary affirmative and negative covenants and customary events of default.

At any time after the occurrence of an event of default under the Credit Facility, the Bank may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and terminate any commitment to make further loans to the Company under the Credit Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Revolving Credit Agreement discussed under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.

(Registrant)

/s/ Lyne B. Andrich
Lyne B. Andrich

Executive Vice President and Chief Financial Officer

Date: August 13, 2007